                                                               Exhibit 99.(a)(5)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                     PRUDENTIAL REAL ESTATE SECURITIES FUND

          Prudential Real Estate Securities Fund (the "Trust"), a statutory trust organized and existing the Delaware Statutory Trust Act, 12 DEL. C. Sections 3801 ET SEQ., does hereby certify:

          FIRST:    The name of the statutory trust is Prudential Real Estate
Securities Fund.

          SECOND:   Paragraph 1 of the Certificate of Trust of the Trust is
hereby amended in its entirety to read as follows:

               "1. NAME. The name of the statutory trust formed hereby is Strategic Partners Real Estate Securities Fund."

          THIRD:    This Certificate of Amendment to the Certificate of Trust of
the Trust shall become effective on June 30, 2003.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment as of March 5, 2003.


                                   /s/ Robert F. Gunia
                                   -------------------
                                   Robert F. Gunia,
                                   as Trustee and not individually